UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2018

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-212821	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street Suite 714 West Palm Beach FL 33401 (Address of principal executive offices, including zip code)

(760) 466-8076

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Promissory Note with Carebourn Capital, L.P.

On August 29, 2018, Ozop Surgical Corp. ("we," "us," "our," or the “Company”) sold Carebourn Capital, L.P., a Delaware limited partnership (“Carebourn”) a convertible promissory note in the principal amount of $339,250 (the “Carebourn Note”), pursuant to a Securities Purchase Agreement dated August 29, 2018. The Carebourn Note bears interest at the rate of 12% per annum and is due and payable on August 29, 2019. The Carebourn Note had an original issue discount of $44,250. We paid $15,000 to cover Carebourn’s transactional expenses in connection with the sale of the Carebourn Note, which amount was included in the principal amount of the Carebourn Note.

Periodic payments are due by us on the Carebourn Note at the rate of $1,000 per day (the “Repayment Amount”) via direct withdrawal from our bank account, beginning on August 29, 2018 and to last until the Carebourn Note is satisfied in full. The Repayment Amount automatically adjusts to a prorated higher amount based upon the addition of charges to the outstanding balance of the Carebourn Note, as well as to reflect any penalties incurred or events of defaults triggered under the terms of the Carebourn Note.

The Carebourn Note provides for standard and customary events of default such as failing to timely make payments under the Carebourn Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements and the failure to maintain a listing on the OTC Markets. Additionally, upon the occurrence of certain defaults, as described in the Carebourn Note, we are required to pay Carebourn liquidated damages in addition to the amount owed under the Carebourn Note.

The principal amount of the Carebourn Note and all accrued interest thereon is convertible at the option of the holder thereof into our common stock at any time following the date the Carebourn Note was issued. The conversion price of the Carebourn Note is equal to 55% of the lowest price quoted on the OTC Markets for the Company’s common stock during the 25 trading days prior to the conversion date. The conversion price of the Carebourn Notes is subject to proportional adjustment in the event of stock splits, stock dividends, rights offerings by us relating to our securities or the securities of any our subsidiaries, combinations, recapitalization, reclassifications, extraordinary distributions and similar events. Additionally, in the event our shares are not deliverable via DWAC following conversion an additional 10% discount is added to the conversion discount of the note and in the event we fail to meet certain other requirements of the note, an additional 5% discount is added to the conversion discount of the conversion price.

In the event we fail to deliver the shares of common stock issuable upon conversion of the Carebourn Note within three business days of our receipt of a conversion notice, we are required to pay Carebourn $2,000 per day for each day that we fail to deliver such shares.

At no time may the Carebourn Note be converted into shares of our common stock if such conversion would result in Carebourn and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to us.

We may prepay in full the unpaid principal and interest on the Carebourn Note, with at least 20 trading days’ notice, (a) any time prior to the 180th day after the issuance date, by paying 130% of the principal amount of the Carebourn Note together with accrued interest thereon; and (b) any time beginning on the 181st day after the issuance date and ending on the 364th day after the issuance date, by paying 150% of the principal amount of the Carebourn Note together with accrued interest thereon. After the expiration of the 364th day after the issuance date, we have no right of prepayment.

The Carebourn Note also contains customary positive and negative covenants.

In the event we receive any third party offer to provide us funding while the note is outstanding we are required to offer Carebourn a right of first refusal to provide such funding on the terms offered by the third party. We also agreed that if we provide any financing source more favorable terms than Carebourn under the note while the note is outstanding that the Carebourn note would, at the option of Carebourn, be amended to include such more favorable terms.

The foregoing descriptions of the Securities Purchase Agreement and the Carebourn Note are summaries only and are qualified in their entireties by reference to the full text of these agreements filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Convertible Promissory Note with More Capital LLC

On August 29, 2018, we sold More Capital LLC (“More Capital”) a convertible promissory note in the principal amount of $55,000 (the “More Capital Note”), pursuant to a Securities Purchase Agreement dated August 29, 2018. The More Capital Note bears interest at the rate of 12% per annum and is due and payable on March 1, 2019. We paid $5,000 to cover certain of More Capital’s transaction expenses in connection with its purchase of the More Capital Note, which amount was included in the principal amount of the More Capital Note.

The More Capital Note provides for standard and customary events of default such as failing to timely make payments under the More Capital Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements and the failure to maintain a listing on the OTC Markets. Additionally, upon the occurrence of certain defaults, as described in the More Capital Note, we are required to pay More Capital liquidated damages in addition to the amount owed under the More Capital Note.

The principal amount of the More Capital Note and all accrued interest thereon is convertible at the option of the holder thereof into our common stock at any time following the date the More Capital Note was issued. The conversion price of the More Capital Note is equal to 58% of the average of the lowest price quoted on the OTC Markets for the Company’s common stock during the 20 trading days prior to the conversion date. The conversion price of the More Capital Notes is subject to proportional adjustment in the event of stock splits, stock dividends, rights offerings by us relating to our securities or the securities of any our subsidiaries, combinations, recapitalization, reclassifications, extraordinary distributions and similar events. In addition, the conversion price is subject to adjustment if we issue or sell shares of our common stock for a consideration per share less than the conversion price then in effect, or issue options, warrants or other securities convertible or exchange for shares of our common stock at a conversion or exercise price less than the conversion price of the More Capital Note then in effect. If either of these events should occur, the conversion price is reduced to the lowest price at which these securities were issued or are exercisable.

In the event we fail to deliver the shares of common stock issuable upon conversion of the More Capital Note within three business days of our receipt of a conversion notice, we are required to pay More Capital $2,000 per day for each day that we fail to deliver such shares.

At no time may the More Capital Note be converted into shares of our common stock if such conversion would result in More Capital and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to us.

We may prepay in full the unpaid principal and interest on the More Capital Note, with at least three trading days’ notice, any time prior to the 90th day after the issuance date, by paying 150% of the principal amount and accrued interest of the More Capital Note together with accrued interest thereon; and (b) any time beginning on the 91st day and ending on the 180th day after the issuance date, by paying 175% of the principal amount and accrued interest of the More Capital Note together with accrued interest thereon. After the expiration of the 180th day after the issuance date, we have no right of prepayment.

The More Capital Note also contains customary positive and negative covenants.

In the event we receive any third party offer to provide us funding while the note is outstanding we are required to offer More Capital a right of first refusal to provide such funding on the terms offered by the third party.

The foregoing descriptions of the Securities Purchase Agreement and the More Capital Note are summaries only and are qualified in their entireties by reference to the full text of these agreements filed herewith as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

Consulting Services Agreement

On August 31, 2018, we entered into an investor relations consulting agreement with Kingdom Building, Inc. (“Kingdom”) whereby Kingdom agreed to provide us with investor relations, public relations and financial media relations consulting services. The term of the agreement is for a period of 12 months. We may terminate the agreement after the initial six months on 60 days notice. We agreed to pay Kingdom $8,500 per month which amount is deferred until we complete a financing transaction with a minimum raise of $1,500,000 in gross proceeds. In addition, we agreed to issue Kingdom 650,000 shares of our unregistered common stock and reimburse them for certain out of pocket expenses.

The foregoing description of the investor relations consulting agreement is a summary only and is qualified in its entirety by reference to the full text of this agreement filed herewith as Exhibit 10.5, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Carebourn Note and the More Capital Note referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Securities Purchase Agreement dated August 29, 2018, between Ozop Surgical Corp. and Carebourn Capital, L.P.
10.2*	$339,250 Convertible Promissory Note dated August 29, 2018, by Ozop Surgical Corp. in favor of Carebourn Capital, L.P.
10.3*	Securities Purchase Agreement dated August 29, 2018, by and between Ozop Surgical Corp. and More Capital LLC.
10.4*	$55,000 Convertible Promissory Note dated August 29, 2018, by Ozop Surgical Corp. in favor of More Capital LLC.
10.5*	Investor Relations Consulting Agreement dated August 31, 2018 between Ozop Surgical Corp. and Kingdom Building, Inc

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: September 5, 2018	By:	/s/ Barry Hollander
Barry Hollander
Chief Financial Officer